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                                                                   EXHIBIT 3.6


                             ARTICLES OF AMENDMENT

                                      FOR

                              ISLEUTH. COM, INC.

Pursuant to Florida Statutes, the following is submitted:

     1.   The name of this corporation is:

          ISLEUTH. COM, INC.

     2. The Articles of Incorporation and Articles of Amendment are amended by striking therefrom Article III, in its entirety, and inserting in place thereof the following:

                          ARTICLE III - CAPITAL STOCK
                          ---------------------------

     This Corporation is authorized to issue three classes of capital stock designated "Common Stock", "Preferred Stock" and "Special Preferred Stock" respectively. The number of shares of Common Stock authorized to be issued is twenty-five million (25,000,000) and shall have a par value of $.001 per share. The number of shares of Preferred Stock authorized to be issued is ten million (10,000,000) and shall have a par value of $.001 per share. The number of shares of Special Preferred Stock authorized to be issued is twenty-five million (25,000,000) and shall have a par value of $.001 per share.

1.   Liquidation and Dividend Rights.
     --------------------------------

          1.1  Liquidation Rights.  Except as provided herein, in the event of
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any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, (1) the holders of the Common Stock shall be entitled to ninety nine (99%) percent of the assets of this corporation available for distribution to its shareholders, whether such assets are capital, surplus or earnings, such percentage to be divided pro rata among each of the holders of the Common Stock according to the number of shares of Common Stock held by each such holder; and (ii) the holders of the Preferred Stock shall be entitled to one (1%) percent of the assets of this corporation available for distribution to its shareholders, whether such assets are capital, surplus or earnings, such percentage to be divided pro rata among each of the holders of the Preferred Stock according to the number of shares of Preferred Stock held by each such holder. The holders of Preferred Stock shall not receive a preference on liquidation.

          1.2  Reorganization.  A reorganization, consolidation or merger of
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this corporation with or into any other corporation or

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corporations or other entity or entities, or a sale, conveyance, lease, transfer or other disposition of all or substantially all the properties and assets of this corporation, or a sale or other transfer, in a single transaction or in a series of related transactions, of 50% or more of the outstanding capital stock of this corporation, shall not be deemed a liquidation, dissolution or winding up of this corporation for the purposes of this Article.

          1.3  Valuation.  Whenever the distribution provided for herein shall
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be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of this corporation.

          1.4  Dividend Rights.  Except as provided herein, the holders of the
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then outstanding Common Stock shall be entitled to receive ninety nine  (99%)
percent of any dividends, when and as declared by the Board of Directors of this corporation, and out of any funds and assets legally available therefore, such percentage to be divided pro rata among each of the holders of the Common Stock according to the number of shares of Common Stock held by each such holder. The holders of the then outstanding Preferred Stock shall be entitled to receive one (1%) percent of any dividends, when and as declared by the Board of Directors of this corporation, and out of any funds and assets legally available therefor, such percentage to be divided pro rata among each of the holders of the Preferred Stock according to the number of shares of Preferred Stock held by each such holder. Such dividends may be payable quarterly or otherwise as the Board of Directors of this corporation may from time to time determine. The holders of Preferred Stock shall not receive a preference in the event a dividend is declared.

2.   Voting Rights.  Except as otherwise required by law, the rights of the
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holders of Common Stock, Preferred Stock and Special Preferred Stock to vote on any matters submitted to shareholders of this corporation shall be as follows:

          2.1  Common Stock.  Each holder of shares of Common Stock shall be
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entitled to vote on all matters submitted to a vote of the shareholders of this corporation and shall be entitled to one (1) vote for each share of Common Stock held at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

          2.2  Preferred Stock.  Each holder of shares of Preferred Stock shall
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be entitled to vote on all matters submitted to a vote of the shareholders of this corporation and shall be entitled to one (1) vote for each share of Preferred Stock held at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date

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such vote is taken or any written consent of shareholders is solicited.

          2.3  Special Preferred Stock.  Each holder of shares of Special
               ------------------------
Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of this corporation and shall be entitled to vote as discussed below at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

     Authority is hereby vested in the Board of Directors of the Corporation to provide, from time to time, for the issuance of the Special Preferred Stock in connection therewith to determine, with a majority of shareholder approval, the number of shares to be included and such of the designations, powers, preferences and relative rights and the qualifications, limitations and restrictions of the Special Preferred Stock, including, without limiting the generality of the foregoing, any of the following provisions with respect to which the Board of Directors shall determine:

     1. The annual dividend rate or rates payable on shares of the Special Preferred Stock, the date or dates from which such dividends shall commence to accrue and the dividend payment dates for such dividends;

     2. Whether dividends on such series are to be cumulative or non-cumulative and the participating or other special rights, if any, with respect to the payment of dividends;

     3. Whether the Special Preferred Stock shall be subject to redemption and, if so, the manner of redemption, the redemption price or prices and the terms and conditions on which shares of the Special Preferred Stock may be redeemed;

     4. Whether the Special Preferred Stock shall have a sinking fund or other retirement provisions for the redemption or purchase of shares of the Special Preferred Stock and if so, the terms and amount of such sinking fund or other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for share of any other series or over the payment of dividends on the Common Stock and/or the Preferred Stock;

     5. The amounts payable on shares of such series voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the corporation on shares of any other series of Preferred Stock

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and/or on the Common Stock;

     6. The terms and conditions if any, on which the Special Preferred Stock may be converted into or exchanged for shares of any other series the Preferred Stock and/or of Common Stock;

     7. The stated value, if any, for the shares of the Special Preferred Stock, the consideration for which shares of the Special Preferred Stock may be issued and the amount of such consideration that shall be credited to the capital account;

     8. The voting rights and powers for each share of Special Preferred Stock; and

     9. Any other preferences and relative, participating, optional, or other special rights and qualifications, limitations or restrictions thereof, or any other term or provision of shares of the Special Preferred Stock as the Board of Directors may deem appropriate or desirable.

          2.4  Class Voting.  The holders of the Common Stock, the holders of
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the Preferred Stock and the holders of Special Preferred Stock shall vote together as a single class.

3.   Redemption of Preferred Stock. At the sole option of the Corporation, the
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Corporation may redeem all of the Preferred Stock. In the event of said
Redemption, each share of Preferred Stock shall be exchanged for one (1) share of the Corporation's Common Stock.

4.   Redemption of Special Preferred Stock.  At the option of the Corporation,
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the Corporation may redeem all of the  Special Preferred Stock.  In the event of said Redemption, each share of Special Preferred Stock shall be exchanged as provided above. The Special Preferred Stock shall have Preemptive Rights pursuant to Florida Law and as to the Common Stock.

5.   Other Rights.  Except as otherwise provided in this Article,
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the rights of the holders of the Common Stock, the rights of the holders of the
Preferred Stock and the rights of the holders of the Special Preferred Stock shall be identical.

          The foregoing amendment was adopted by all of the Directors of the Corporation at a Special Meeting of Directors, pursuant to Florida Statutes, on the 6th day of October, 1998. The foregoing amendment was adopted by a majority vote of the Stockholders present at the Board of Directors meeting, pursuant to Florida Statutes, on the 6th day of October, 1998. A majority vote of the Stockholders is sufficient for approval of these Articles of Amendment.

     The amendment was adopted by the shareholders and directors on

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the 6th day of October, 1998.

     IN WITNESS WHEREOF, the undersigned President and Secretary of this corporation has executed these Articles of Amendment this 6th day of October, 1998.

                                    /s/ John J. Bennett
                                    --------------------------
                                    John J. Bennett, President

                                    /s/ Thomas J. Taule
                                    --------------------------
                                    Thomas J. Taule, Secretary

STATE OF FLORIDA  )
                  )ss:
COUNTY OF DADE    )

     The foregoing instrument was acknowledged before me the day and year last above written by John Bennett, President and Thomas J. Taule, Secretary of the above-named Florida corporation, on behalf of the corporation.

                                    /s/ David M. Glassberg
                                    -------------------------------
                                    Notary Public, State of Florida


My Commission expires:

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